Exhibit 99(i)

Press Release
From
J. W. Mays, Inc.
Publicity Department
9 Bond Street
Brooklyn, NY 11201

718 624 7400

J. W. MAYS, INC.

REPORTS ON OPERATIONS

FOR THREE AND NINE MONTHS ENDED APRIL 30, 2025

J. W. Mays, Inc. today reported its financial results for the three and nine months ended April 30, 2025.

Revenues from Operations for the three months ended April 30, 2025 were $5,632,151 compared to revenues of $5,364,324 in the comparable 2024 three-month period while Revenues from Operations for the nine months ended April 30, 2025 were $16,814,724 compared to revenues of $16,102,968 in the comparable 2024 nine month period.

Net income from Operations for the three months ended April 30, 2025 was $86,784, or $.04 per share, compared to net loss from Operations of $(84,880), or $(.04) per share, in the comparable 2024 three month period.

Net loss from Operations for the nine months ended April 30, 2025 was $(44,240), or $(.02) per share, compared to net loss from Operations of $(375,483), or $(.19) per share, in the comparable 2024 nine month period.

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Dated:	June 11, 2025